      As filed with the Securities and Exchange Commission on June 1, 1998
                                                      Registration No. 333-49297
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                            NETWORKS ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                     77-0316593
  -------------------------------                   ----------------------
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                   Identification Number)

                              3965 Freedom Circle
                         Santa Clara, California 95054
       -----------------------------------------------------------------
                                 (408) 988-3832
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

           MAGIC SOLUTIONS INTERNATIONAL, INC. 1996 INCENTIVE PROGRAM
                            (Full title of the plan)

                              ---------------------

                                William L. Larson
                             Chief Executive Officer
                            Networks Associates, Inc.
                              3965 Freedom Circle
                          Santa Clara, California 95054
                                 (408) 988-3832
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              ---------------------

                                    Copy to:

                             Jeffrey D. Saper, Esq.
                              Kurt J. Berney, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

================================================================================

                         CALCULATION OF REGISTRATION FEE


=============================================================================================================
                                                              Proposed          Proposed
                                                               Maximum           Maximum
                                             Amount           Offering          Aggregate          Amount of
          Title of Securities                 to be             Price            Offering        Registration
           to be Registered               Registered(1)     Per Share(2)         Price(3)             Fee
-------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.01
per share) to be issued under the
Magic Solutions International, Inc.
1996 Incentive Program.                      18,000           $38.8835         $699,903          $212.07
=============================================================================================================

(1) Represents the number of shares of the Registrant's Common Stock which may be issued to the Registrant's employees in the form of incentive stock options pursuant to the Magic Solutions International, Inc. 1996 Incentive Program (the "Program"), attached hereto as Exhibit 4.1.

(2) The Proposed Maximum Offering Price Per Share is calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and as such, is based upon the exercise prices of each outstanding option under the Program. The weighted average exercise price of the shares subject to outstanding options under the Program is $33.8835 per share.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM  3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Networks Associates, Inc. (the "Company") are hereby incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed pursuant to the Exchange Act.

     (c) The Company's Current Reports on Form 8-K, dated April 29, 1998, April 3, 1998, March 25, 1998, February 25, 1998, February 12, 1998, February 10,
1998, December 11, 1997, November 24, 1997, and March 14, 1997, filed pursuant to the Section 12 of the Exchange Act.

     (d) The description of the Company's common stock which is contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Second Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Restated Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Restated Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

     The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Restated Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number                             Description
-------  ----------------------------------------------------------------------
4.1      Magic Solutions International, Inc. 1996 Incentive Program.

5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1     Consent of Coopers & Lybrand L.L.P., independent accountants.

23.2     Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in
           Exhibit 5.1).

24.1     Power of Attorney (see page II-4).

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Santa Clara, State of California, on June 1, 1998.

                                   NETWORKS ASSOCIATES, INC.

                                   By: /s/ Prabhat K. Goyal
                                       -----------------------------------------
                                       Prabhat K. Goyal,
                                       Chief Financial Officer

                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Prabhat K. Goyal, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 1, 1998 by the following persons in the capacities indicated.

            SIGNATURE                                    TITLE
---------------------------------        ------------------------------------
                *                        Chairman and Chief Executive Officer
---------------------------------
    William L. Larson

/s/ Prabhat K. Goyal                     Chief Financial Officer
---------------------------------
    Prabhat K. Goyal

               *                         President and Director
---------------------------------
    Leslie G. Denend

               *                         Director
---------------------------------
    Edwin L. Harper

               *                         Director
---------------------------------
    John Bolger

               *                         Director
---------------------------------
    Harry Saal

*By: /s/ Prabhat K. Goyal
---------------------------------
        Prabhat K. Goyal
      as Attorney-in-Fact

                                Index to Exhibits

Exhibit
Number                             Description
-------  ----------------------------------------------------------------------
4.1      Magic Solutions International, Inc. 1996 Incentive Program.

5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1     Consent of Coopers & Lybrand L.L.P., independent accountants.

23.2     Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in
           Exhibit 5.1).

24.1     Power of Attorney (see page II-4).